Exhibit 99.1

RLJ ENTERTAINMENT REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

Digital Channels subscriber count increased over 50% year-over-year

Net revenue grew 14% year-over-year, driven by 59% increase in revenue from Proprietary Digital Channels

Gross profit increased 16% year-over-year

Net loss of $2.7 million, improved 31% from last year

Adjusted EBITDA of $2.9 million, improved 3% from last year

SILVER SPRING, MD – November 9, 2017 – RLJ Entertainment, Inc. (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights:

•	Digital Channels paying subscribers increased over 50% from the third quarter of 2016 to over 620,000.
•	Digital Channels segment revenues increased 58.6% to $7.0 million from $4.4 million in third quarter 2016.
•

Total net revenue increased 13.9% year-over-year to $20.9 million, primarily driven by a 58.6% increase in Digital Channels revenue. Our Wholesale Distribution segment revenue remained flat year-over-year.

•	Gross Profit increased 16% year-over-year to $8.2 million from the third quarter of 2016 as higher revenue from the Digital Channels offset the increased investment in content.
•

Equity Earnings from Agatha Christie Limited (ACL) increased by 74.0% to $1.7 million from the third quarter of 2016 as ACL continued to improve its film, TV distribution and publishing business segments.

•	Net loss was $2.7 million, an improvement of $1.2 million from third quarter of 2016.
•	Adjusted EBITDA grew 3.4% to $2.9 million from the third quarter of 2016 as a result of continued growth of the higher-margin Digital Channels segment and higher equity earnings from ACL.

Robert L. Johnson, Chairman of RLJ Entertainment, stated, “Acorn TV and UMC continue to prove that compelling programming targeted toward specific audiences, combined with effective marketing and subscriber engagement, creates a powerful value proposition in the OTT landscape. As standalone channels, Acorn TV and UMC represent a very significant and immediate opportunity to deliver incremental value to our subscribers and investors, given the Company’s timely strategy to accelerate content, marketing, and distribution investments.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, stated, “Exceeding 620,000 subscribers is a major accomplishment in our path to achieve our 1 million subscribers milestone within the next 12 to 18 months.  Our selective, compelling and engaging programming, including new and returning exclusive franchises, continues to draw high-touch consumer engagement.  We remain committed to execute our strategy of accelerated investments in content, distribution and marketing to support rapid Digital Channel growth and capture momentum in our IP licensing and wholesale business units.”

Nazir Rostom, Chief Financial Officer of RLJ Entertainment, commented, “RLJE has transformed into a strong digital company.  Quarter after quarter, our Digital Channels’ revenue continues to grow and represent a meaningful part of our total revenues. Our wholesale business has stabilized and our operational metrics continue to improve. With our increasing subscriptions, growing Digital Channel’s revenues and improving overall profitability, we expect to deliver revenue and margin growth for 2017.”

Conference Call Information

RLJE will hold a conference call today at 11:30 a.m. ET to discuss these results.  To participate in the live conference call, interested parties may dial +1.844.348.1685 (+1.213.358.0890 outside the U.S. and Canada) and provide the conference ID number 1637472, or listen via webcast at www.rljentertainment.com.  The webcast will be archived in the investors section of RLJE's website.

About RLJ Entertainment, Inc.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premium digital channel company serving distinct audiences primarily through its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), which have rapidly grown through development, acquisition, and distribution of its exclusive rights to a large library of international and British dramas, independent feature films and urban content. RLJE’s titles are also distributed in multiple formats including broadcast and pay television, theatrical and non-theatrical, DVD, Blu-ray, and a variety of digital distribution models (including EST, VOD, SVOD and AVOD) in North America, the United Kingdom, and Australia. Additionally, through Acorn Media Enterprises, its UK development arm, RLJE co-produces and develops new programs and owns 64% of Agatha Christie Limited. For more information, please visit RLJEntertainment.com, Acorn.tv, and UMC.tv.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding goals, industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•

Our financial performance, including our ability to achieve improved results from operations and improved earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate (or Adjusted EBITDA);

•	Our expectation that subscribers, revenues and financial performance of our digital channels will continue to grow and have a positive effect on our liquidity, cash flows and operating results;
•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to fund planned capital expenditures and development efforts;
•	Our inability to gauge and predict the commercial success of our programming;
•

Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Our ability to realize anticipated synergies and other efficiencies in connection with the AMC transaction;
•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel;
•	Our public securities’ limited liquidity and trading; or
•	Our ability to meet the NASDAQ Capital Market continuing listing standards and maintain our listing.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com

Investor Contact:
Jody Burfening/Carolyn Capaccio, 212-838-3777

LHA

ir@rljentertainment.com

# # #

RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of September 30, 2017 and December 31, 2016

	September 30,	December 31,
(In thousands, except share data)	2017	2016
ASSETS
Cash	$6,587	$7,834
Accounts receivable, net	13,263	19,569
Inventories, net	5,368	6,215
Investments in content, net	75,314	60,737
Prepaid expenses and other assets	789	798
Property, equipment and improvements, net	1,178	1,336
Equity investment in affiliate	19,884	16,491
Other intangible assets, net	8,063	9,309
Goodwill	13,958	13,691
Total assets	$144,404	$135,980
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$12,316	$11,995
Accrued royalties and distribution fees	52,834	55,614
Deferred revenue	2,549	2,152
Debt, net of discounts and debt issuance costs	51,599	42,053
Deferred tax liability	1,857	1,715
Stock warrant and other derivative liabilities	13,410	9,763
Total liabilities	134,565	123,292
Commitments and contingencies (see Note 13)
Shareholders' Equity
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued; 15,198 shares outstanding at September 30, 2017 and 30,198 shares outstanding at December 31, 2016; liquidation preference of $17,997 at September 30, 2017 and $34,366 at December 31, 2016	19,725	38,708
Common stock, $0.001 par value, 250,000,000 shares authorized, 13,644,076 shares issued and outstanding at September 30, 2017; and 5,240,085 shares issued and outstanding at December 31, 2016	14	5
Additional paid-in capital	130,585	106,059
Accumulated deficit	(137,331)	(127,388)
Accumulated other comprehensive loss	(3,154)	(4,696)
Total shareholders' equity	9,839	12,688
Total liabilities and shareholders' equity	$144,404	$135,980

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Three and Nine Months Ended September 30, 2017 and 2016

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share data)	2017	2016	2017	2016
Revenues	$20,900	$18,351	$53,620	$51,882
Cost of sales
Content amortization and royalties	9,538	7,887	21,867	22,957
Manufacturing and fulfillment	3,174	3,425	9,055	12,031
Total cost of sales	12,712	11,312	30,922	34,988
Gross profit	8,188	7,039	22,698	16,894

Selling expenses	3,972	2,536	9,131	6,882
General and administrative expenses	4,926	4,068	14,165	13,563
Depreciation and amortization	974	831	2,751	2,100
Total operating expenses	9,872	7,435	26,047	22,545
LOSS FROM CONTINUING OPERATIONS	(1,684)	(396)	(3,349)	(5,651)

Equity earnings of affiliate	1,723	990	3,143	2,198
Interest expense, net	(2,288)	(2,222)	(6,326)	(6,617)
Change in fair value of stock warrants and other derivatives	(264)	(1,222)	(3,647)	(3,406)
Gain on extinguishment of debt	—	—	470	—
Other income (expense), net	169	(42)	614	(772)
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(2,344)	(2,892)	(9,095)	(14,248)
Provision for income taxes	(372)	(151)	(848)	(192)
LOSS FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	(2,716)	(3,043)	(9,943)	(14,440)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	—	(917)	—	(3,169)
NET LOSS	(2,716)	(3,960)	(9,943)	(17,609)
Accretion on preferred stock	(203)	(1,473)	(959)	(3,763)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,919)	$(5,433)	$(10,902)	$(21,372)
Net loss per common share attributable to common shareholders:
Continuing operations	$(0.22)	$(0.97)	$(1.31)	$(4.08)
Discontinued operations	—	(0.20)	—	(0.71)
Basic and diluted net loss per common share attributable to common shareholders	$(0.22)	$(1.17)	$(1.31)	$(4.79)

Weighted average shares outstanding:
Basic and diluted	13,463	4,640	8,329	4,463

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Three and Nine Months Ended September 30, 2017 and 2016

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, severance costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.  Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with U.S. GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2017	2016	2017	2016
Net loss	$(2,716)	$(3,960)	$(9,943)	$(17,609)
Interest expense	2,288	2,222	6,326	6,617
Provision for income tax	372	151	848	192
Depreciation and amortization	974	831	2,751	2,100
Basis-difference amortization in equity earnings of affiliate	117	117	342	373
Change in fair value of stock warrants and other derivatives	264	1,222	3,647	3,406
Stock-based compensation	696	277	1,208	887
Restructuring	200	—	8	—
Loss from discontinued operations	—	917	—	3,169
Foreign currency exchange gain on intercompany accounts	(165)	76	(640)	900
Non-cash royalty expense	881	963	2,397	2,001
Adjusted EBITDA	$2,911	$2,816	$6,944	$2,036